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FORETHOUGHT(R)

                       FORETHOUGHT LIFE INSURANCE COMPANY
                              [300 N. Meridian St.
                                   Suite 1800
                            Indianapolis, IN 46204]

             ENHANCED GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER
                                 (SINGLE LIFE)

This rider is issued as part of the Contract to which it is attached, and is effective on the Rider Effective Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract.

The purpose of the guaranteed lifetime withdrawal benefits provided under this rider is to provide annual income to the Owner. In addition to the guaranteed lifetime withdrawal benefits, there are possible Step Ups and Deferral Bonuses to the Withdrawal Base.

THIS RIDER IS SUBJECT TO INVESTMENT RESTRICTIONS, WHICH ARE DESCRIBED IN THE INVESTMENT RESTRICTIONS SECTION OF THIS RIDER.

THIS RIDER HAS NO CASH SURRENDER VALUE. THE WITHDRAWAL BASE CANNOT BE TAKEN AS A LUMP SUM AND IS NOT PAYABLE AS A DEATH BENEFIT. EXCESS WITHDRAWALS WILL REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE EXCESS WITHDRAWAL.

THE GUARANTEED LIFETIME WITHDRAWAL BENEFIT WILL TERMINATE UPON ASSIGNMENT OR A CHANGE IN OWNERSHIP UNLESS THE NEW ASSIGNEE OR NEW OWNER MEETS THE QUALIFICATIONS SPECIFIED IN THE COVERED LIFE CHANGE SECTION OF THE RIDER.

IF THIS RIDER IS TERMINATED OR REVOKED, THE PROVISIONS OF THE CONTRACT TO WHICH IT IS ATTACHED OR ANY OPTIONAL RIDER STILL IN EFFECT PREVAIL.

RIDER SPECIFICATIONS

RIDER EFFECTIVE DATE: [MM/DD/YYYY]

COVERED LIFE: [            ]

DEFERRAL BONUS PERIOD: The Deferral Bonus Period starts on the Rider Effective Date. The Deferral Bonus Period ends when the first of the following events occur: (a) [10th] Contract Anniversary from the Rider Effective Date, or (b) the Valuation Day that You take Your first Partial Withdrawal (including Your first Lifetime Annual Payment) subject to the Rider Charge provisions. Once the Deferral Bonus Period ends, it cannot be re-started.

                              DEFERRAL BONUS TABLE

ANNIVERSARY FOLLOWING THE RIDER EFFECTIVE DATE       DEFERRAL BONUS PERCENTAGE
-----------------------------------------------------------------------------------
                 [1st]                                         [6%]
                 [2nd]                                         [6%]
                 [3rd]                                         [6%]
                 [4th]                                         [6%]
                 [5th]                                         [6%]
                 [6th]                                         [6%]
                 [7th]                                         [6%]
                 [8th]                                         [6%]
                 [9th]                                         [6%]
                 [10th]                                        [6%]

DEFERRAL BONUS THRESHOLD:  [$250,000]

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                      LIFETIME WITHDRAWAL PERCENTAGE TABLE

COVERED LIFE'S ATTAINED AGE                 LIFETIME WITHDRAWAL PERCENTAGE
-----------------------------------------------------------------------------
              [59 1/2-61]                               [4.0%]
                  [62]                                  [4.0%]
                  [63]                                  [4.0%]
                  [64]                                  [4.0%]
                  [65]                                  [5.0%]
                  [66]                                  [5.0%]
                  [67]                                  [5.0%]
                  [68]                                  [5.0%]
                  [69]                                  [5.0%]
                  [70]                                  [5.0%]
                  [71]                                  [5.0%]
                  [72]                                  [5.0%]
                  [73]                                  [5.0%]
                  [74]                                  [5.0%]
                  [75]                                  [5.0%]
                  [76]                                  [5.0%]
                  [77]                                  [5.0%]
                  [78]                                  [5.0%]
                  [79]                                  [5.0%]
                  [80]                                  [5.0%]
                  [81]                                  [5.0%]
                  [82]                                  [5.0%]
                  [83]                                  [5.0%]
                  [84]                                  [5.0%]
                 [85+]                                  [6.0%]

MAXIMUM RIDER ISSUE AGE:  [80]

MAXIMUM STEP-UP AGE: concurrent with or immediately following the first to occur of any Owner or Covered Life's [90th] birthday.

MINIMUM AMOUNT RULE INVESTMENT DEADLINE:  [10 days]

MINIMUM INCOME AGE:  [59 1/2]

MODAL VALUATION DAY:  [on a daily basis]

MODAL WITHDRAWAL BASE CAP:  [Not Applicable]

PREMIUM LIMIT:  [$5,000,000]

PREMIUM PAYMENT: Our approval is required for any Premium Payment made after the [1st] Contract Anniversary following the Rider Effective Date.

WITHDRAWAL BASE LIMIT:  [$5,000,000].

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RIDER CHARGE:  The initial annual Rider Charge of [1.25%] is assessed on a quarterly basis and can change at the end of each calendar quarter following the first Contract Anniversary, as described in the Rider Charge provisions, subject to a minimum Rider Charge of [0.50%] and a maximum Rider Charge of [2.50%].

                           RENEWAL RIDER CHARGE TABLE

RENEWAL RIDER CHARGE INDEX:
[10 YEAR U.S. TREASURY]                                RENEWAL RIDER CHARGE
------------------------------------------------------------------------------
   [0.00% [LESS THAN]= Rate [LESS THAN] 1.00%]               [2.50%]
   [1.00% [LESS THAN]= Rate [LESS THAN] 1.50%]               [2.00%]
   [1.50% [LESS THAN]= Rate [LESS THAN] 2.00%]               [1.75%]
   [2.00% [LESS THAN]= Rate [LESS THAN] 2.50%]               [1.50%]
   [2.50% [LESS THAN]= Rate [LESS THAN] 3.00%]               [1.25%]
   [3.00% [LESS THAN]= Rate [LESS THAN] 4.50%]               [1.00%]
   [4.50% [LESS THAN]= Rate [LESS THAN] 5.00%]               [0.75%]
            [5.00% [LESS THAN]= Rate]                        [0.50%]

                                    3

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                               TABLE OF CONTENTS

                                                                           PAGE
--------------------------------------------------------------------------------
ANNUITY COMMENCEMENT DATE                                                     11
COVERED LIFE CHANGE                                                            8
DEFERRAL BONUS                                                                 7
DEFINITIONS                                                                    5
EVIDENCE OF SURVIVAL                                                          11
INVESTMENT RESTRICTIONS                                                        8
ISSUANCE RULES                                                                10
LIFETIME ANNUAL PAYMENT                                                        7
LIFETIME WITHDRAWAL PERCENTAGE                                                 6
MINIMUM AMOUNT RULE                                                            9
MISSTATEMENT OF AGE                                                           11
MODAL VALUATION DAY                                                            6
PARTIAL WITHDRAWALS                                                            8
REVOCATION/TERMINATION                                                        10
RIDER CHARGE                                                                  11
SPOUSAL CONTINUATION                                                           8
SUBSEQUENT PREMIUM PAYMENTS                                                    7
WITHDRAWAL BASE AND ANNIVERSARY WITHDRAWAL BASE                                6

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DEFINITIONS

Initial capitalized terms that are not defined in this rider shall have the same meaning as those in Your Contract.

ANNIVERSARY WITHDRAWAL BASE -- The value on any Contract Anniversary during the Deferral Bonus Period used to determine if a reset to the Withdrawal Base will occur.

COVERED LIFE -- The Owner. In the case of joint Owners, the oldest Owner. If the Owner is a non-natural person, the Covered Life is the Annuitant.

DEFERRAL BONUS -- A percentage of the Deferral Bonus Base that We may add to Your Anniversary Withdrawal Base on each Contract Anniversary during the Deferral Bonus Period.

DEFERRAL BONUS BASE -- The basis for determining the Deferral Bonus.

DEFERRAL BONUS PERIOD -- The period during which a Deferral Bonus may be added to Your Anniversary Withdrawal Base. The Deferral Bonus Period is stated in the Rider Specifications.

EXCESS WITHDRAWAL -- The portion of any Partial Withdrawal which, on a cumulative basis with all other Partial Withdrawals in a Contract Year, exceeds the Lifetime Annual Payment. Any Partial Withdrawal prior to the Minimum Income Age is considered an Excess Withdrawal. Any Partial Withdrawal taken to satisfy the Required Minimum Distribution (RMD) requirements related to this Contract imposed by federal law will not be considered an Excess Withdrawal if the cumulative withdrawals for the Contract Year do not exceed the greater of: 1) the LAP for that Contract Year or 2) the Required Minimum Distribution for either one of the calendar years in which the Contract Year occurs. The Required Minimum Distribution will be reduced by all prior withdrawals from the Contract made in the applicable calendar year. If at any time You request a Partial Withdrawal over the telephone, We will advise the You if the requested Partial Withdrawal would be an Excess Withdrawal.

LIFETIME ANNUAL PAYMENT -- On or after the Minimum Income Age, an amount that may be taken by Partial Withdrawal(s) during any Contract Year. Prior to your Minimum Income Age, You may contact Us to determine the amount of your Lifetime Annual Payment as of Your Minimum Income Age. After Your Minimum Income Age, We will send to You, no less frequently than annually, a notice advising You of Your then current Lifetime Annual Payment.

LIFETIME WITHDRAWAL PERCENTAGE -- The percentage used to determine the Lifetime Annual Payment.

MAXIMUM RIDER ISSUE AGE -- The oldest age the Covered Life may be on the Rider Effective Date. The Maximum Rider Issue Age is stated in the Rider Specifications.

MINIMUM INCOME AGE -- The Valuation Day when the Covered Life has an attained age stated in the Rider Specifications.

MODAL VALUATION DAY -- Any periodic Valuation Day that we compare Your Contract Value and Your Withdrawal Base for the purpose of determining if a Step Up occurs.

MODAL WITHDRAWAL BASE CAP -- The maximum percentage, applied at the periodic frequency, that the Withdrawal Base may be increased due to a Step Up on any Modal Valuation Day is stated in the Rider Specifications.

PARTIAL WITHDRAWAL -- Any withdrawal of a portion of Your Contract Value which may be subject to charges, if applicable.

PREMIUM PAYMENT -- The total amount of the initial and subsequent Premium Payments deposited into the Sub-Account(s) and Fixed Accounts, if applicable. Our approval is required for any subsequent Premium Payment received after the date indicated in the Rider Specifications.

RIDER EFFECTIVE DATE -- The later of the Issue Date or the date that this rider becomes part of Your Contract.

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STEP UP -- A potential increase to Your Withdrawal Base that occurs when:

       a) Your Contract Value on any Modal Valuation Day, prior to the deduction of any applicable Rider Charge, is greater than the Withdrawal Base as of the prior Valuation Day, and

       b)  a Deferral Bonus does not apply.

WITHDRAWAL BASE -- The basis for determining the Lifetime Annual Payment and the Rider Charge.

MODAL VALUATION DAY

The Modal Valuation Day will occur on the basis indicated in the Rider Specifications. In the event that the Modal Valuation Day occurs on a non-Valuation Day, the following Valuation Day will be considered the Modal Valuation Day.

LIFETIME WITHDRAWAL PERCENTAGE

Your Lifetime Withdrawal Percentage is set based on the attained age of the Covered Life based on the Lifetime Withdrawal Percentage Table shown in the Rider Specification section.

Subject to the Rider Charge provisions, the Lifetime Withdrawal Percentage will be set at the later of the Valuation Day when Your first Partial Withdrawal is taken or Your Minimum Income Age. The Lifetime Withdrawal Percentage may increase based on the current attained age of the Covered Life provided there is a Step Up and a new age band has been reached.

WITHDRAWAL BASE AND ANNIVERSARY WITHDRAWAL BASE

If You elect this rider on the Contract Issue Date, then Your initial Withdrawal Base and Your initial Anniversary Withdrawal Base are each equal to Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Withdrawal Base and Your initial Anniversary Withdrawal Base are each equal to Your Contract Value as of the Rider Effective Date. Your Withdrawal Base and Your Anniversary Withdrawal Base are each calculated without deduction for sales charges, if any.

Your Withdrawal Base may be reset each Modal Valuation Day following the Rider Effective Date and ending upon and including the Modal Valuation Day Maximum Step Up Age subject to the Rider Charge provisions. The reset is equal to the greater of (A) or (B) subject to a maximum (C) where:

       A    =   Your Withdrawal Base as of the prior Valuation Day.
       B    =   Your Contract Value, prior to the deduction of any applicable
                Rider Charge.
       C    =   Your Withdrawal Base as of the prior Valuation Day times the sum of 100% plus the Modal Withdrawal Base Cap, if applicable.

When the Modal Valuation Day occurs on the Contract Anniversary, the reset is equal to the greater of (i) the greater of (A) or (B) subject to a maximum (C) defined above; or (ii) the sum of (D) plus (E) where:

       D    =   Your Anniversary Withdrawal Base as of the prior Valuation Day.
       E    =   The Deferral Bonus, if applicable.

Your Anniversary Withdrawal Base may be reset each Contract Anniversary subsequent to the Rider Effective Date and ending upon and including the Contract Anniversary immediately following the Maximum Step Up Age. Upon any reset, the Anniversary Withdrawal Base will equal the greater of the Withdrawal Base or the Anniversary Withdrawal Base as of the prior Valuation Day. We will provide you with a statement, no less frequently than annually, that states Your Withdrawal Base and Your Anniversary Withdrawal Base.

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DEFERRAL BONUS

On each Contract Anniversary during the Deferral Bonus Period, We may apply a Deferral Bonus to Your Withdrawal Base. The Deferral Bonus will equal a percentage of the Deferral Bonus Base, as of the Valuation Day prior to each Contract Anniversary during the Deferral Bonus Period. If You elect this rider after Your Contract Issue Date, the Deferral Bonus on the first Contract Anniversary following the Rider Effective Date and during the Deferral Bonus Period will be prorated for the number of days of the Contact Year since Your election.

The Deferral Bonus Percentages applicable to Your Contract are described in the Deferral Bonus Table shown in the Rider Specifications section. We reserve the right to apply, on a non-discriminatory basis, an additional amount to the above-stated Deferral Bonus Percentages on all Contract Anniversaries during the Deferral Bonus Period when cumulative Premium Payments made during the first Contract Year are equal to or in excess of the Deferral Bonus Threshold.

If You elect this rider on the Contract Issue Date, then Your initial Deferral Bonus Base is Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Deferral Bonus Base is Your Contract Value as of the Rider Effective Date. Your Deferral Bonus Base is calculated without deduction for sales charges, if any.

Your Deferral Bonus Base will be reset on each Contract Anniversary during the Deferral Bonus Period to equal the Withdrawal Base provided that the Withdrawal Base value is greater than the sum of (a) and (b) where:

      (a)   =   The Anniversary Withdrawal Base as of the prior Valuation Day.
      (b)   =   The Deferral Bonus.

SUBSEQUENT PREMIUM PAYMENTS

Your Withdrawal Base, Anniversary Withdrawal Base and Deferral Bonus Base may be increased by the dollar amount of a subsequent Premium Payment.

The Deferral Bonus Base will not increase if the Deferral Bonus Period has ended. In no event shall Your Withdrawal Base, Anniversary Withdrawal Base or Deferral Bonus Base exceed the Premium Limit.

Subsequent Premium Payments will be allocated to Accounts in accordance with Your most recent instructions to Us.

LIFETIME ANNUAL PAYMENT

Upon the later of Your Minimum Income Age or the Valuation Day when You take Your first Partial Withdrawal, Your Lifetime Annual Payment is equal to Your applicable Lifetime Withdrawal Percentage multiplied by Your then current Withdrawal Base.

Your Lifetime Annual Payment prior to the Contract Maturity Date will reset upon any of the following events provided that such event does not cause the Withdrawal Base to exceed the Withdrawal Base Limit:

       a)  Contract Anniversary;

       b)  The Lifetime Withdrawal Percentage changes;

       c)  A subsequent Premium Payment is made; or

       d)  An Excess Withdrawal is taken.

If Your Lifetime Annual Payment exceeds Your Free Withdrawal Amount, if applicable, We will waive applicable Contingent Deferred Sales Charges up to the amount of Your Lifetime Annual Payment.

Any Lifetime Annual Payment amount remaining at the end of a Contract Year may not be carried over to future Contract Years.

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PARTIAL WITHDRAWALS

Partial Withdrawals which are not Excess Withdrawals do not reduce Your Withdrawal Base, Anniversary Withdrawal Base and Deferral Bonus Base. Excess Withdrawals reduce Your prior Valuation Day Withdrawal Base, Deferral Bonus Base and Anniversary Withdrawal Base values used in determining these values for the current Valuation Day by multiplying each by the following factor:

     Factor = (A/B) where:

           A    =   The Contract Value immediately after the Excess
                    Withdrawal; and
           B    =   Contract Value (less any Withdrawal that is not an
                    Excess Withdrawal) immediately prior to the Excess
                    Withdrawal.

Partial Withdrawals will be taken pro rata from Your Accounts.

SPOUSAL CONTINUATION

This rider terminates upon the death of the Owner. If the spouse continues the Contract under the "Spouse Beneficiary" provision of the Contract, if eligible, We will increase the Contract Value to the death benefit value as of the Valuation Day We receive Due Proof of Death according to the future contribution allocation then in effect. The surviving spouse becomes the new Owner on the effective Valuation Day of the Spousal Continuation. This right may be exercised only once during the term of the Contract. The surviving spouse may re-elect this rider, subject to the election rules that are then in place.

COVERED LIFE CHANGE

Any Contract change which causes a change in the Covered Life will result in the termination of this rider. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

INVESTMENT RESTRICTIONS

You must continuously comply with the following investment restrictions (Investment Restrictions) in order to receive rider benefits.

1. Unless We agree otherwise, You must invest, reinvest and rebalance Your Contract Value (including future investments) within an approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s) approved and designated by Us that correspond with the rider version chosen on the Rider Effective Date. The same may be amended, replaced or substituted from time to time by Us in our sole discretion.

2. We reserve the right to add, replace or substitute approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s). We reserve the right to remove, close or restrict any approved asset allocation model(s), investment program(s), Sub-Account(s) or investment program(s) to new or subsequent investments. We will notify You in writing of any such changes.

3. Any failure or refusal to promptly invest, maintain, reallocate and/or reinvest Your Contract Value within an approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s), as the same may be amended, replaced or substituted from time to time, shall be deemed to be a violation of these Investment Restrictions, unless waived by Us in our sole discretion. For the purposes of the foregoing, "promptly" shall mean 5 business days after posting notice of a directive to invest, maintain, reallocate and/or Contract Value as aforesaid. Any reinstatement of this rider following rider termination for violating Investment Restrictions may result in a recalculation of Your benefits. If the rider is terminated by us due to a failure to comply with these investment restrictions, You will have one opportunity to reinstate the rider by reallocating Your Contract Value in accordance with then prevailing investment restrictions. You will have a five day reinstatement period to do this. The reinstatement period will begin upon termination of the rider. Your right to reinstate the rider will be terminated if during the reinstatement period You make a subsequent Premium Payment, take a Partial Withdrawal, or make a Covered Life change. Upon reinstatement, Your Withdrawal Base will be reset at the lower of the Withdrawal Base prior to the termination or Contract Value as of the date of reinstatement. Your Lifetime Withdrawal Percentage will be reset to equal the Lifetime Withdrawal Percentage prior to termination unless during the reinstatement period the relevant Covered Life qualifies for a new age band. Upon reinstatement of Your rider, Your Premium Payments will be reset to equal the lower of the Contract Value as of the Valuation Day of the reinstatement or the Premium Payments (adjusted for Partial Withdrawals) prior to the termination. If applicable, Your Withdrawal Base and Deferral Bonus Base will be reset at the lower of the Contract Value or Withdrawal Base or Deferral Bonus Base, respectively prior to the revocation as of the date of the reinstatement. We will deduct a pro-rated rider charge on Your Quarterly Contract Anniversary following the reinstatement for the time period between the reinstatement date and Your first Quarterly Contract Anniversary following the reinstatement. Violation of these investment restrictions could result in a serious erosion of the value in this rider.

4. Any and all Sub-Account transfers required to ensure Your compliance with these Investment Restrictions shall not be used in determining the number of permissible transfers allowed during that Contract Year.

5. If You violate any of the terms of these Investment Restrictions, including a refusal to reallocate Your investments as set forth above, will result in termination of this Rider. We will assess a pro-rated share of the Rider Charge and will no longer assess a Rider Charge thereafter.

6. Notwithstanding anything possibly to the contrary, in the event of a conflict between these Investment Restrictions and those imposed by any other rider, the Investment Restrictions described in this rider shall prevail.

7. By electing the rider, You hereby irrevocably agree and consent to Our sharing with Our affiliates and designees personal data regarding Your elections hereunder, including, but not limited to, Your Contract Value, asset allocation model, investment program, Partial Withdrawals, and lapsation data. You direct Us to share any such data to the extent that We believe necessary or desirable for Us in order for Us or an affiliate or designee of Ours to properly to manage any of our guarantee obligations or any Sub-Account available hereunder.

MINIMUM AMOUNT RULE

Prior to the Annuity Commencement Date, if (A) on any Contract Anniversary Your Contract Value, for any reason , is reduced below an amount equal to the greater of either (i) the Minimum Contract Value or (ii) one of Your Lifetime Annual Payments; or (B) on any Valuation Day, as a result of a Partial Withdrawal, Your Contract Value is reduced below an amount equal to the greater of (x) the Minimum Contract Value or (y) one of Your Lifetime Annual Payments, then:

       1. You must transfer Your remaining Contract Value to an asset allocation model(s), investment program(s), Sub-Account(s), fund of funds Sub-Account(s), or other investment option(s) approved by Us for purposes of the Minimum Amount Rule.

         a) One of the approved investment options, as described above, must be elected within the Minimum Amount Rule Investment Deadline from the date the minimum amount was reached.

         b) If We do not receive Your election within the above stated time frame, You will be deemed to have irrevocably authorized Us to move Your remaining Contract Value into the Money Market Sub-account, or other investment option(s) approved by Us.

         c) If You choose not to participate in one of the approved investment options, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be fully terminated.

       2. Once the Contract Value is transferred to an approved investment option, the following rules will apply:

         a) You will receive Your then current Lifetime Annual Payment, which will be equal to Your Lifetime Annual Payment at the time Your Contract Value reduces below Our Minimum Amount Rules then in effect, at the frequency of Your choice and acceptable to Us.

         b) Ongoing Lifetime Annual Payments will no longer reduce Your Contract Value.

         c)  We will no longer accept subsequent Premium Payments.

         d) We will waive the Annual Maintenance Fee and Rider Charge on Your Contract.

         e) Withdrawal Base increases will no longer apply and the Deferral Bonus Period will end.

After the transfer of the Contract Value due to the Minimum Amount Rules above, if cumulative partial Withdrawals within a Contract Year are taken in excess of the Lifetime Annual Payment, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be terminated.

REVOCATION/TERMINATION

You may only revoke this rider if the Company sponsors a conversion program on a non-discriminatory basis and You elect to participate in that program. We may terminate this rider based on the following events or circumstances:

       a)  Upon the Contract Maturity Date;

       b) You assign the Contract or any of Your rights, including a change of ownership;

       c)  You violate the Issuance Rules;

       d)  You violate the Investment Restrictions;

       e)  You violate the terms of the Contract or any other rider;

       f) You ask for Spousal Continuation in violation of the rider's restrictions;

       g)  There is a full surrender of Your Contract; and/or

       h)  A death benefit becomes payable on Your Contract.

On the date this rider is revoked or terminated, a prorated Rider Charge will be assessed, and will no longer be assessed thereafter if events (a) through (g) occur. You are not entitled to any cash surrender value associated with this rider upon termination of this rider.

ISSUANCE RULES

This rider is not available if any Owner or Covered Life is older than the Maximum Rider Issue Age on the Rider Effective Date.

If the Rider Effective Date is after the Contract Issue Date, then the period between the Rider Effective Date and Your next Contract Anniversary will constitute a Contract Year.

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

ANNUITY COMMENCEMENT DATE

At the Annuity Commencement Date, the Contract may be annuitized under Our standard Annuity Options or as Lifetime Annual Payments With a Cash Refund -- an annuity payable during the lifetime of the Covered Life. At the death of the Covered Life, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value on the Annuity Commencement Date, less Premium Tax, minus the sum of all Annuity Payments made.

MISSTATEMENT OF AGE

If the age of an Owner or a Covered Life has been misstated, the benefits provided by this Rider will be adjusted based on the correct information. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

EVIDENCE OF SURVIVAL

We may require satisfactory evidence of the continued survival of any person(s) on whose life the benefits provided by this rider are based. We reserve the right to discontinue payments until satisfactory proof of continued survival is received.

RIDER CHARGE

The Rider Charge will never be less than the minimum annual Rider Charge nor exceed the maximum annual Rider Charge stated in the Rider Specifications. The Rider Charge will be assessed on each Quarterly Contract Anniversary based on Your Withdrawal Base. The Rider Charge will be deducted on a prorated basis from the Sub-Account(s).

The Rider Charge as of the Rider Effective Date is guaranteed until the first contract anniversary following the rider effective date. Following Your first contract anniversary, on each calendar quarter (3/31, 6/30, 9/30, and 12/31), the value of the Renewal Rider Charge Index will be used to determine the Rider Charge effective for rider charges calculated on or after the first day of the second month following the calendar quarter (5/1, 8/1, 11/1, 2/1).

The Renewal Rider Charge Table set forth in the Rider Specifications indicates the Rider Charge associated with a given Renewal Rider Charge Index level. In the event the Renewal Rider Charge Index is not available, We will substitute an alternative index, as approved by the Insurance Department of the state in which the Contract is issued, if required by applicable law. We will notify You in writing of any change to the index. If the index is unavailable prior to the approval of an alternative index, the Rider Charge will not change until the approval of an alternative index.

The Rider Charges indicated on the Renewal Rider Charge Table may increase or decrease at any time following the first Contract Anniversary and become effective immediately, subject to the limitations above. We will notify you in writing of any change in the Renewal Rider Charge Table. You may irrevocably elect to decline the new Renewal Rider Charge Table. If You so elect, all rights under this rider will remain in effect including the current Renewal Rider Charge Table and no future Renewal Rider Charge Table changes will apply. However, Your Lifetime Withdrawal Percentage will be locked at its current level and will not change for the life of the contract, the benefits under the rider will no longer be eligible for future Step Ups, and Your Deferral Bonus Period will end.

If the Rider Effective Date is after the Contract Issue Date, the period between the Rider Effective Date and the next Contract Anniversary will constitute the first Contract Year. The charge for this Contract Year will be prorated based on the number of days between the Rider Effective Date and the next Quarterly Contract Anniversary.

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If this rider is revoked or terminated on any date other than a Quarterly
Contract Anniversary, We will deduct a prorated portion of the Rider Charge from Your Contract Value from the amount otherwise payable as stated in the Revocation/Termination section of this rider. The prorated portion of the Rider Charge is equal to the annual Rider Charge percentage multiplied by the Withdrawal Base prior to the revocation or termination, multiplied by the number of days since the last Quarterly Contract Anniversary, divided by 365, divided by 4.

The Rider Charge will no longer be assessed upon any of the following events:

       a)  the Contract Maturity Date; or

       b)  the Annuity Commencement Date; or

       c)  upon the death of a Covered Life.

SIGNED FOR FORETHOUGHT LIFE INSURANCE COMPANY

[
    Amy E Blakeway                       [ILLEGIBLE]
    SECRETARY                            PRESIDENT ]

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